Exhibit 10.6

Daviess, Kentucky

MORTGAGE, FIXTURE FILING, AND ASSIGNMENT OF LEASES AND RENTS

made by

DARAMIC, INC., successor to Polypore Group, Inc. by name change,

Mortgagor,

to

JPMORGAN CHASE BANK,

as Administrative Agent, Mortgagee

Dated as of May 13, 2004

After recording please return to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention:  Cynthia Parker

TABLE OF CONTENTS

MORTGAGE, FIXTURE FILING AND ASSIGNMENT OF LEASES AND RENTS

THIS MORTGAGE, FIXTURE FILING AND ASSIGNMENT OF LEASES AND RENTS, dated as of May 13, 2004 is made by DARAMIC, INC., successor to Polypore Group Inc. by name change, a Delaware corporation (“Mortgagor”), whose address is c/o PP HOLDINGS CORPORATION 13800 South Lakes Drive, Charlotte, NC  28273, Attention: Lynn Amos to JPMORGAN CHASE BANK, as Administrative Agent (in such capacity, “Mortgagee”) whose address is 270 Park Avenue, New York, New York 10017, Attention: Peter Dedousis. References to this “Mortgage” shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

Background

A.            PP Holdings Corporation and PP Acquisition Corporation (collectively, “Borrower”) have entered into the Credit Agreement dated as of the date hereof (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) with the several banks and other financial institutions from time to time parties thereto (the “Lenders”), General Electric Capital Corporation, as documentation agent, Bear Stearns Corporate Lending Inc., as syndication agent, and Mortgagee.  The terms of the Credit Agreement are incorporated by reference in this Mortgage as if the terms thereof were fully set forth herein.  In the event of any conflict between the provisions of this Mortgage and the provisions of the Credit Agreement, the applicable provisions of the Credit Agreement shall govern and control, provided, that in the case of a provision in this Mortgage which is more specific and detailed than the related provision in the Credit Agreement (including by way of illustration, the section of this Mortgage entitled “Leases”), such Mortgage provision shall not be deemed to be in conflict with the related provision in the Credit Agreement.
B.            Mortgagor is the owner of the fee simple estate in the parcel(s) of real property described on Schedule A attached (the “Land) and owns the buildings, improvements, structures and fixtures now or subsequently located on the Land (the “Improvements”; the Land and the Improvements being collectively referred to as the “Real Estate”).
C.            Pursuant to the terms and conditions of the Credit Agreement, inter alia: (1) the Term Loan Lenders have severally agreed to make certain Term Loans to Borrower in the original aggregate principal amount of up to $370,000,000 and to make Euro Term Loans to Borrower in the original aggregate principal amount of up to €36,000,000; (2) the Revolving Credit Lenders have severally agreed to make certain Revolving Loans to Borrower in the original aggregate principal amount of up to $90,000,000 (the “Revolving Facility”); (3) the Swingline Lender has agreed to extend certain Swingline Loans not to exceed $5,000,000 in the aggregate and the issuances of which shall reduce the availability of the Revolving Credit Borrowing and (4) one or more Lenders may make Incremental Loans in an aggregate principal amount not to exceed $200,000,000, as evidenced by the Credit Agreement.
D.            The maturity date of the last to mature term loans secured hereby is November 12, 2011.

E.             It is a condition, among others, to the obligations of the Lenders to make the Loans and enter into any Hedge Agreement that Mortgagor secure its obligations under the Guarantee and Collateral Agreement dated as of the date hereof in favor of Mortgagee (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) pursuant to which Mortgagor guaranteed the obligations of Borrower under the Credit Agreement and the other Loan Documents, by executing and delivering this Mortgage.  Mortgagor, a wholly-owned subsidiary of Borrower, will receive substantial direct and indirect benefit from the extensions of credit made to Borrower pursuant to the Credit Agreement.

Granting Clauses

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby agrees that to secure the following (collectively, the “Obligations”):

(a)           the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding),

(b)           the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents,

(c)           the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to the Guarantee and Collateral Agreement and each of the other Loan Documents, and

(d)           the due and punctual payment and performance of all obligations of each Loan Party under each Hedging Agreement that (i) is in effect on the Closing Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Closing Date or (ii) is entered into after the Closing Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into unless such Hedging Agreement provides the obligations thereunder are not “Obligations” as defined in the Guarantee and Collateral Agreement.

MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES AND WARRANTS, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE:

(a)           the Land;

(b)           all right, title and interest Mortgagor now has or may hereafter acquire in and to the Improvements or any part thereof, and all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

(c)           all right, title and interest of Mortgagor in, to and under all easements, rights of way, licenses, operating agreements, abutting strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and flowage rights, development rights, air rights, mineral and soil rights, plants, standing and fallen timber, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

(d)           all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings, appliances and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (d) being referred to as the “Equipment”);

(e)           all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further deed, conveyance, assignment or other act by Mortgagor;

(f)            all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the “Leases”), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the “Rents”);

(g)           subject to the terms of the Credit Agreement, all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor’s interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

(h)           to the extent not prohibited under the applicable contract, consent, license or other item unless the appropriate consent has been obtained, all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements and options relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof, and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate; and

(i)            all proceeds, both cash and noncash, of the foregoing;

(All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (a) through (c) are collectively referred to as the “Premises”, and those described in the foregoing clauses (a) through (i) are collectively referred to as the “Mortgaged Property”).

TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Obligations are fully paid and performed, provided, however, that the condition of this Mortgage is such that if the Obligations are fully paid and performed, then the estate hereby granted shall cease, terminate and become void but shall otherwise remain in full force and effect.

This Mortgage covers present and future advances and re-advances, in the aggregate amount of the obligations secured hereby, made by the Secured Parties for the benefit of Borrower, and the lien of such future advances and re-advances shall relate back to the date of this Mortgage.

Terms and Conditions

1.                             Defined Terms. Capitalized terms used herein (including in the “Background” and “Granting Clauses” sections above) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement and the Guarantee and Collateral Agreement, as applicable.  References in this Mortgage to the “Default Rate” shall mean the interest rate applicable pursuant to Section 2.7 of the Credit Agreement.

2.                             Warranty of Title.  Mortgagor warrants that it has good record title in fee simple to the Real Estate, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Mortgagee to insure the lien of this Mortgage and any other lien or encumbrance as permitted by Section 6.2 of the Credit Agreement (the “Permitted Exceptions”).  Mortgagor shall warrant, defend and preserve such title and the lien of this Mortgage against all claims of all persons and entities (not including the holders of the Permitted Exceptions).  Mortgagor represents and warrants that it has the right to mortgage the Mortgaged Property.

3.                             Payment of Obligations.  Mortgagor shall pay and perform the Obligations at the times and places and in the manner specified in the Loan Documents.

4.                             Requirements.  Mortgagor shall promptly comply with all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except where a failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.                             Paymentof Taxes and Other Impositions.  (a)  Promptly when due or prior to the date on which any fine, penalty, interest or cost may be added thereto or imposed, Mortgagor shall pay and discharge all taxes, charges and assessments of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Real Estate, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Real Estate, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to herein as the “Impositions”), except where otherwise permitted under Section 5.3 of the Credit Agreement.  Upon request by Mortgagee, Mortgagor shall deliver to Mortgagee evidence reasonably acceptable to Mortgagee showing the payment of any such Imposition.  If by law any Imposition, at Mortgagor’s option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

(b)           Nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to Mortgagor, to pay any Imposition after the date such Imposition shall have become due, and add to the Obligations the amount so paid, together with interest from the time of payment at the Default Rate.  Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this

Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

6.                             Insurance.  (a)  Mortgagor shall maintain insurance policies in connection with the Real Estate in such form and amounts, covering such risks, issued by such companies and otherwise in the manner and to the extent required pursuant to Section 5.2 of the Credit Agreement.

(b)           If the Mortgaged Property, or any part thereof, shall be destroyed or damaged, to the extent required by Section 5.6 of the Credit Agreement, Mortgagor shall give prompt notice thereof to Mortgagee.  All insurance proceeds paid or payable in connection with any damage or casualty to the Real Estate shall be deemed proceeds from a Recovery Event and applied in the manner specified in the Credit Agreement.

(c)           To the extent required under Section 5.2(e) of the Credit Agreement, Mortgagor shall notify the Mortgagee immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained on the Mortgaged Property under Section 5.2 of the Credit Agreement is taken out by the Mortgagor; and Mortgagor shall promptly deliver to the Mortgagee a duplicate original copy of such policy or policies.

7.                             Restrictions on Liens and Encumbrances.  Except for the lien of this Mortgage and the Permitted Exceptions or as permitted by the Credit Agreement, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

8.                             Due on Sale and Other Transfer Restrictions.  Except as expressly permitted under the Credit Agreement, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

9.                             Condemnation/Eminent Domain.  Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any material portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings.  All awards and proceeds relating to such condemnation shall be deemed proceeds from a Recovery Event and applied in the manner specified in the Credit Agreement.

10.                           Leases.  Except as expressly permitted under the Credit Agreement, Mortgagor shall not (a) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (b) execute or permit to exist any Lease of any of the Mortgaged Property.

11.                           Further Assurances.  To further assure Mortgagee’s rights under this Mortgage, Mortgagor agrees promptly upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property) as may be reasonably required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee by this Mortgage.

12.                           Mortgagee’s Right to Perform.  If Mortgagor fails to perform any of the covenants or agreements of Mortgagor, within the applicable grace period, if any, provided for in the Credit

Agreement or the Guarantee and Collateral Agreement, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time upon 5 days’ notice to Mortgagor (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in, or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage.  No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor’s default or waive any right or remedy of Mortgagee.

13.                           Remedies.  (a)  Upon the occurrence and during the continuance of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

(i)            Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Credit Agreement, the Guarantee and Collateral Agreement or any other Loan Document, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale), or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow.  Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys’ fees and disbursements.  Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment; and
(ii)           Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof.  Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

(b)           In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee’s election, in one parcel or in more than one parcel and Mortgagee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

(c)           Upon the occurrence and during the continuance of any Event of Default resulting from any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

(d)           It is agreed that if an Event of Default shall occur and be continuing, any and all proceeds of the Mortgaged Property received by Mortgagee shall be held by Mortgagee for the benefit of the Secured Parties as collateral security for the Obligations (whether matured or unmatured), and shall be applied in payment of the Obligations, in the following order:

First, to the payment of all costs and expenses incurred by the Mortgagee (in its capacity as such hereunder or under any other Loan Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Mortgage, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Mortgagee hereunder or under any other Loan Document and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

Second, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

Third, to the Borrower, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

14.                           Right of Mortgagee to Credit Sale.  Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof.  In lieu of paying cash therefore, Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage, the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.  In such event, this Mortgage, the Credit Agreement, the Guarantee and Collateral Agreement and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

15.                           Appointment of Receiver.  If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged

Property or any other collateral or the interest of Mortgagor therein as security for the Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, without requiring the posting of a surety bond, and without reference to the adequacy or inadequacy of the value of the Mortgaged Property or the solvency or insolvency of Mortgagor or any other party obligated for payment of all or any part of the Obligations, and whether or not waste has occurred with respect to the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefore (except as may be required by law).  Any such receiver or receivers or manager shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

16.                           Extension, Release, etc.  (a)  Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, to the extent permitted elsewhere under the Loan Documents, from time to time and without notice, agree to (i) release any person liable for the indebtedness borrowed or guaranteed under the Loan Documents, (ii) extend the maturity or alter any of the terms of the indebtedness borrowed or guaranteed under the Loan Documents or any other guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee’s option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.

(b)           No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

(c)           If Mortgagee shall have the right to foreclose this Mortgage or to direct a power of sale, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage (or direct the sale of the Mortgaged Property, as the case may be) subject to the rights of any tenants of the Mortgaged Property.  The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Mortgaged Property, or to terminate such tenant’s rights in such sale will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Obligations or to foreclose the lien of this Mortgage.

(d)           Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

17.                           Security Agreement under Uniform Commercial Code.  (a)  It is the intention of the parties hereto that this Mortgage shall constitute a “security agreement” within the meaning of the Uniform Commercial Code (the “Code”) of the Commonwealth of Kentucky.  If an Event of Default shall occur and be continuing under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee’s rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply).  If Mortgagee shall elect to proceed under the Code, then ten days’ notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, attorneys’ fees and legal expenses.  At Mortgagee’s request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

(b)           Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word “Equipment” are or are to become fixtures on the Real Estate; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a “fixture filing” within the meaning of Sections 9-334a and 9a-502 of the Code; (iii) Mortgagor is the record owner of the Land; and (iv) the addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage.

18.                           Assignment of Rents.  (a)  Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment of and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Obligations.  The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations are fully paid and performed, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence and during the continuance of an Event of Default under this Mortgage; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default under this Mortgage by giving not less than five days’ written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as determined by Mortgagee for the use and occupancy of such part of the Mortgaged Property as may be in the possession of Mortgagor or any affiliate of Mortgagor, and upon default in any such payment Mortgagor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise.  Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

(b)           Mortgagor has not affirmatively done any act which would prevent Mortgagee from, or limit Mortgagee in, acting under any of the provisions of the foregoing assignment.

(c)           Except for any matter disclosed in the Credit Agreement, no action has been brought or, so far as is known to Mortgagor, is threatened, which would interfere in any way with the right of Mortgagor to execute the foregoing assignment and perform all of Mortgagor’s obligations contained in this Section and in the Leases.

19.                           Additional Rights.  The holder of any subordinate lien or subordinate deed of trust on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall Mortgagor consent to any holder of any subordinate lien or subordinate mortgage joining any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease.  By recordation of this Mortgage all subordinate lienholders and the mortgagees and beneficiaries under subordinate mortgages are subject to and notified of this provision, and any action taken by any such lienholder or beneficiary contrary to this provision shall be null and void.  Upon the occurrence and during the continuance of any Event of Default, Mortgagee may, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with Mortgagee under this Mortgage against all or any part of the Obligations.  Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

20.                           Notices.  All notices, requests, demands and other communications hereunder shall be given in accordance with the provisions of Section 9.1 of the Credit Agreement to Mortgagor and to Mortgagee as specified therein.

21.                           No Oral Modification.  This Mortgage may not be amended, supplemented or otherwise modified except in accordance with the provisions of Section 9.8 of the Credit Agreement.  Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

22.                           Partial Invalidity.  In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included.  Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of any Loan Document, the obligations of Mortgagor and of any other obligor under any Loan Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

23.                           Mortgagor’s Waiver of Rights.  To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process.  To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature (except as expressly provided in the Credit Agreement) or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created.

24.                           Remedies Not Exclusive.  Mortgagee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise.  Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee’s rights to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion.  No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.  Every power or remedy given by any of the Loan Documents to Mortgagee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee, as the case may be.  In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a “Mortgagee in possession,” and Mortgagee  shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

25.                           Multiple Security.  If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the state in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located.  Mortgagor acknowledges that the right to maintain a consolidated  foreclosure action is a specific inducement to Mortgagee to extend the indebtedness borrowed pursuant to or guaranteed by the Loan Documents, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have.  Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the state in which the Premises are located, Mortgagee may commence or continue any  foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis.  Neither the commencement nor continuation of proceedings to foreclose this Mortgage, nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings or the occurrence of any sale in any such proceedings shall prejudice, limit or preclude Mortgagee’s right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the state in which the Premises are located) which directly or indirectly secures the Obligations, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Mortgage on such basis.  It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single  foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.

26.                           Successors and Assigns.  All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee, and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in the sole discretion of either of them such a waiver is deemed advisable.  All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee and its successors and assigns.  The word “Mortgagor” shall be construed as if it read “Mortgagors” whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

27.                           No Waivers, etc.  Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor.  Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien or deed of trust.

28.                           Governing Law, etc.  This Mortgage shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Kentucky, without regard to principles of conflict of law, except that Mortgagor expressly acknowledges that by their respective terms the Loan Documents shall be governed and construed in accordance with the laws of the State of New York, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State.

29.                           Certain Definitions.  Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein,” the word “Mortgagee” shall mean “Mortgagee or any successor agent for the Lenders,” the word “person” shall include any individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity, and the words “Mortgaged Property” shall include any portion of the Mortgaged Property or interest therein.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.  The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof

30.                           Last Dollars Secured; Priority.  This Mortgage secures only a portion of the indebtedness owing or which may become owing by Mortgagor to the Secured Parties.  The parties agree that any payments or repayments of such indebtedness shall be and be deemed to be applied first to the portion of the indebtedness that is not secured hereby, it being the parties’ intent that the portion of the indebtedness last remaining unpaid shall be secured hereby.  If at any time this Mortgage shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Obligations outstanding.

31.                           Revolving Credit Facility.  Mortgagor and Mortgagee intend, recognize and agree that this Mortgage shall secure a revolving line of credit facility to Mortgagee in a principal amount not to exceed $90,000,000 outstanding at any time.

32.                           Maximum Additional Indebtedness.  This Mortgage secures not only the obligations enumerated hereunder but also any renewal or extension of any part or all of said indebtedness; any interest on any such renewal or extension; and any “Future Advances,” as hereinafter defined.  Any portion of said indebtedness which is incurred after the execution of this Mortgage pursuant to any instrument executed by the Borrower referring to this Mortgage, or which is evidenced by any instrument executed by the Borrower stating that said indebtedness is secured by this Mortgage, shall be defined as a “Future Advance”.  The maximum additional indebtedness, excluding amounts advanced under the Revolving Credit Facility, which may be secured hereby shall not exceed $660,000,000 and €36,000,000.  This Section shall serve as a notice to any subsequent holder of a lien, encumbrance, security title or other claim in and to the Mortgaged Property, or of the Mortgaged Property, that Mortgagee claims the priority of the lien of this Mortgage for all such Future Advances, as well as for all other obligations secured hereby.  This Section shall also be notice that Mortgagee reserves the right, upon agreement thereto with the Mortgagor, to modify, extend, consolidate, and renew the said indebtedness, or any portions thereof, and the rate of interest charged thereon, without affecting the priority of the lien created by this Mortgage.Release.  Supplementing the provisions of Section 9.18 of the Credit Agreement, if any of the Mortgaged Property shall be sold, transferred or otherwise disposed of by any Mortgagor in a transaction permitted by the Credit Agreement and the Net Cash Proceeds are applied in accordance with the terms of the Credit Agreement, or otherwise consented to by Mortgagee, then the Mortgagee, at the request and sole expense of such Mortgagor, shall execute and deliver to such Mortgagor, in form suitable for recording, all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Mortgaged Property.  The Mortgagor shall deliver to the Mortgagee, at least five Business Days prior to the date of the proposed release, a written request for release identifying the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Mortgagor stating that such transaction is in compliance with, and permitted by, the Credit Agreement and the other Loan Documents or otherwise consented to by Mortgagee.

This Mortgage has been duly executed by Mortgagor on May 13, 2004 and is intended to be effective as of such date.

DARAMIC, INC.

By:	/s/ Lynn Amos
Name: Lynn Amos
Title: Chief Financial Officer, Executive Vice President, Treasurer and Secretary

STATE OF NEW YORK)
                                                                    :  ss.:
COUNTY OF NEW YORK)

Before me, a Notary Public in and for State of New York and a resident of New York County, New York, personally appeared Lynn Amos of Daramic, Inc. a Delaware corporation, who acknowledged execution of the foregoing Mortgage as such CFO, EVP, Treasurer and Secretary for and on behalf of said Delaware corporation.

                Witness my hand and Notarial Seal this 13th day of May, 2004.

Notary Public
By: /s/ Francis J. Kelleher

Francis J. Kelleher, Notary Public
Print Name

My commission expires: August 26, 2006

and I am a resident of New York County, New York

THIS INSTRUMENT WAS PREPARED BY:

Gavin Loughlin, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2222